Hexion Inc. 180 East Broad Street Columbus, OH 43215 hexion.com	NEWS RELEASE

FOR IMMEDIATE RELEASE

Hexion Holdings Corporation Announces Plan to Separate into Two Independent Companies

Hexion Holdings Corporation Plans to be Listed Publicly on the NYSE; Plans to Execute a Spinoff of its Coatings & Composites Businesses to Current Shareholders

Creates Two Focused Companies Poised to Drive Long-Term Shareholder Value

COLUMBUS, Ohio —September 29, 2021— Hexion Holdings Corporation (“Hexion Holdings” or the “Company”) today announced its plan to separate into two independent companies. The two companies will be “Hexion Holdings,” composed of the Company’s Adhesives and Versatic Acids™ and Derivatives product lines, and “Hexion Coatings and Composites (US) Inc.” (“HCC”), composed of Hexion Holdings’ former epoxy-based Coatings and Composites products. HCC will be renamed at a later date.

Hexion Holdings anticipates that the HCC separation transaction will be in the form of a distribution of 100% of the stock of HCC, a new and independent company to current holders of Hexion Holdings common stock and warrants. Upon completion of the HCC spin, current Hexion Holdings shareholders will own shares of both Hexion Holdings and HCC. As previously disclosed, Hexion Holdings will file a registration statement on Form S-1 with the U.S. Securities and Exchange Commission for a proposed initial public offering on the New York Stock Exchange.

“Today marks the beginning of an exciting new chapter in Hexion's 122-year history, and continues our strategy of narrowing our focus, improving the Company’s financial flexibility and driving long-term value creation for our shareholders,” said Craig Rogerson, Hexion Chairman, President and Chief Executive Officer. “With our recent strong performance, and after a comprehensive evaluation of strategic actions aimed at unlocking the value of our businesses, our Board and management team have determined that now is the right time to pursue a separation through an IPO and spinoff. The transaction will provide each company with significant liquidity, a sharper strategic focus and appropriately capitalized balance sheets while we continue to serve our customers’ needs. It is a testament to our people and our focus on operational execution that we have reached this successful milestone where our businesses are ideally positioned to be two strong standalone companies.”

The Company believes that this separation will result in material benefits to the standalone companies, including:

•Distinct strategic and management focus on specific operational, R&D and growth priorities, including the analysis of macroeconomic trends and the implementation of financial targets that best fit each business;

•A capital structure, dividend policy and capital deployment strategy tailored to specific business models and growth strategies. Both businesses are expected to have direct access to the debt and equity capital markets to fund their respective growth strategies; and
•An investor base that is aligned with the streamlined value proposition for each company.

Hexion Holdings Building on Strong Momentum and Aligned with Growing Demand for Environmentally Preferred Building and Coatings Materials

Following the separation, Hexion Holdings will consist of the Company’s existing Adhesives and Versatic Acids™ and Derivatives product lines. Hexion Holdings will continue to build on its strong momentum, driven primarily by strong new residential construction and remodeling demand in North America, continued capacity expansion progress and gains from innovative new products, as well as the need for more sustainable building and coatings materials. As a standalone company, Hexion Holdings is expected to have favorable cash flow attributes and a stronger financial profile.

Hexion Holdings generated historical net sales of $2.5 billion and pro forma net sales of approximately $1.4 billion for the year-ended December 31, 2020. Hexion is expected to maintain appropriate debt levels going forward.

HCC Well Positioned to Expand Leadership and Global Presence

HCC will consist of Hexion Holdings’ former base and specialty epoxy resins product lines. HCC will remain a leading global supplier of epoxy resins and systems. As a standalone company, HCC will have greater ability to grow and expand its leadership position in attractive global markets. Importantly, HCC is also focused on addressing customers’ demands for more environmentally preferred solutions, and providing innovative solutions for the wind energy and automotive industries.

With its senior management team based in Rotterdam, the Netherlands, HCC expects to maintain a significant global presence. Stafford, Texas, will serve as its primary U.S. office and HCC will also maintain an executive office in Shanghai, China. In addition, HCC will continue to operate world-scale epoxy plants in Pernis and Deer Park, Texas, as well as additional manufacturing operations in the United States, Germany, Spain and South Korea.

HCC generated total sales of approximately $1.1 billion for the year-ended December 31, 2020. HCC is expected to maintain appropriate debt levels going forward.

Experienced and Proven Leadership

Craig Rogerson will continue to lead Hexion Holdings as Chairman, President and Chief Executive Officer. George Knight will continue in his role at Hexion Holdings as Executive Vice President and Chief Financial Officer. Ann Frederix, currently Senior Vice President, Coatings & Composites, Hexion Holdings, is expected to serve as Chief Executive Officer of HCC. Joost Vierhout, currently Senior Finance Director, Global Epoxy and Versatics, Hexion Holdings, is expected to serve as Chief Financial Officer of HCC.

Additional Details

Hexion Holdings and HCC are expected to enter into a Shared Services Agreement, which will provide for Hexion Holdings to provide to HCC, on a transitional basis, certain services or functions that the companies historically have shared, and one or more commercial agreements relating to the ownership, management, maintenance, support and use of certain shared operations services by Hexion Holdings to HCC.

The HCC separation transaction is currently targeted to be completed in the fourth quarter 2021, subject to final approval by the Board of Directors, customary regulatory approvals and tax and legal considerations.

Advisors

Moelis & Company LLC and Morgan Stanley & Co. LLC are serving as strategic advisors in connection with the strategic review, and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Davis Polk & Wardwell LLP are serving as offering and M&A counsel to Hexion.

This press release is not an offer to sell securities.

About Hexion Holdings Corporation

Based in Columbus, Ohio, Hexion Holdings Corporation (“Hexion Holdings”), is the indirect parent of Hexion Inc. (“Hexion”). Hexion is a global leader in thermoset resins. Hexion serves the global adhesive and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Additional information about Hexion, its products and sustainability is available at www.hexion.com.

Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “might,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, the loss of, or difficulties with the further realization of, cost savings in connection with our strategic initiatives, the impact of our indebtedness, our failure to comply with financial covenants under our credit facilities or other debt, pricing actions by our competitors that could affect our operating margins, changes in governmental regulations and related compliance and litigation costs, uncertainties related to COVID-19 and the impact of our responses to it and the other factors listed in the Risk Factors section of our SEC filings. For a more detailed discussion of these and other risk factors, see the Risk Factors section of our most recent filings made with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contacts

Investors and Media:
John Kompa
614-225-2223
john.kompa@hexion.com

Media:
Joele Frank, Wilkinson Brimmer Katcher
Michael Freitag and Dan Moore
212-355-4449